Exhibit 99.1

ADTRAN, Inc. Reports Results for the Third Quarter 2013 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--October 8, 2013--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the third quarter 2013. For the quarter, sales were $177,404,000 compared to $162,125,000 for the third quarter of 2012. Net income was $16,205,000 for the quarter compared to $9,272,000 for the third quarter of 2012. Earnings per share, assuming dilution, were $0.28 for the quarter compared to $0.15 for the third quarter of 2012. Non-GAAP earnings per share for the quarter were $0.32 compared to $0.20 for the third quarter of 2012. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “The performance for the quarter was driven by lower operating expenses combined with a strong performance by both our Carrier and Enterprise businesses. The results were positively impacted by our international business which achieved a record revenue level.”

The Company also announced that its Board of Directors declared a cash dividend for the third quarter of 2013. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on October 24, 2013. The ex-dividend date is October 22, 2013 and the payment date is November 7, 2013.

The Company confirmed that its third quarter conference call will be held Wednesday, October 9, 2013 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2012 and on Form 10-Q for the quarter ended June 30, 2013. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet (Unaudited) (In thousands)

	September 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$54,311	$68,457
Short-term investments	136,640	160,481
Accounts receivable, net	108,018	81,194
Other receivables	20,268	16,253
Inventory	92,972	102,583
Prepaid expenses	4,693	4,148
Deferred tax assets, net	13,494	13,055
Total Current Assets	430,396	446,171

Property, plant and equipment, net	77,658	80,246
Deferred tax assets, net	11,605	10,261
Goodwill	3,492	3,492
Other assets	11,711	13,482
Long-term investments	298,122	332,729

Total Assets	$832,984	$886,381

Liabilities and Stockholders' Equity
Accounts payable	$74,172	$42,173
Unearned revenue	19,658	38,051
Accrued expenses	16,527	10,309
Accrued wages and benefits	16,594	15,022
Income tax payable, net	548	1,211
Total Current Liabilities	127,499	106,766

Non-current unearned revenue	26,373	23,803
Other non-current liabilities	20,459	17,406
Bonds payable	46,000	46,000
Total Liabilities	220,331	193,975

Stockholders' Equity	612,653	692,406

Total Liabilities and Stockholders' Equity	$832,984	$886,381

Consolidated Statements of Income (Unaudited) (In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Sales	$177,404	$162,125	$482,650	$480,858
Cost of sales	94,857	82,153	250,628	231,598

Gross Profit	82,547	79,972	232,022	249,260

Selling, general and administrative expenses	32,794	34,114	96,082	103,130
Research and development expenses	32,543	35,582	98,114	92,835

Operating Income	17,210	10,276	37,826	53,295

Interest and dividend income	1,579	1,864	5,021	5,651
Interest expense	(581)	(587)	(1,737)	(1,756)
Net realized investment gain	1,751	2,530	6,949	7,353
Other income (expense), net	22	(368)	(1,521)	265
Gain on bargain purchase of a business	-	-	-	1,753

Income before provision for income taxes	19,981	13,715	46,538	66,561

Provision for income taxes	(3,776)	(4,443)	(12,584)	(23,259)

Net Income	$16,205	$9,272	$33,954	$43,302

Weighted average shares outstanding - basic	57,947	63,066	59,561	63,495
Weighted average shares outstanding - diluted (1)	58,617	63,304	59,929	64,139

Earnings per common share - basic	$0.28	$0.15	$0.57	$0.68
Earnings per common share - diluted (1)	$0.28	$0.15	$0.57	$0.68

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income (Unaudited) (In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net Income	$16,205	$9,272	$33,954	$43,302

Other Comprehensive Income (Loss), net of tax:

Unrealized gains (losses) on available-for-sale securities	2,562	497	(780)	2,019
Foreign currency translation	(108)	134	(1,498)	191

Other Comprehensive Income (Loss), net of tax	2,454	631	(2,278)	2,210

Comprehensive Income, net of tax	$18,659	$9,903	$31,676	$45,512

Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Nine Months Ended
	September 30,
	2013	2012
Cash flows from operating activities:
Net income	$33,954	$43,302
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,021	10,366
Amortization of net premium on available-for-sale investments	4,688	6,343
Net realized gain on long-term investments	(6,949)	(7,353)
Net (gain) loss on disposal of property, plant and equipment	6	(213)
Gain on bargain purchase of a business	-	(1,753)
Stock-based compensation expense	6,516	6,783
Deferred income taxes	(1,296)	(1,156)
Tax benefit from stock option exercises	113	1,813
Excess tax benefits from stock-based compensation arrangements	(106)	(1,412)
Change in operating assets and liabilities:
Accounts receivable, net	(25,844)	(26,178)
Other receivables	(3,724)	1,866
Inventory	8,584	2,142
Prepaid expenses and other assets	(417)	(1,193)
Accounts payable	30,960	17,607
Accrued expenses and other liabilities	(4,839)	12,769
Income tax payable, net	(678)	1,022
Net cash provided by operating activities	51,989	64,755

Cash flows from investing activities:
Purchases of property, plant and equipment	(6,510)	(10,759)
Proceeds from disposals of property, plant and equipment	-	266
Proceeds from sales and maturities of available-for-sale investments	275,581	198,566
Purchases of available-for-sale investments	(216,129)	(220,355)
Acquisition of business	-	7,496
Net cash provided by (used in) investing activities	52,942	(24,786)

Cash flows from financing activities:
Proceeds from stock option exercises	2,332	4,932
Purchases of treasury stock	(104,147)	(28,578)
Dividend payments	(16,220)	(17,173)
Excess tax benefits from stock-based compensation arrangements	106	1,412
Net cash used in financing activities	(117,929)	(39,407)

Net increase (decrease) in cash and cash equivalents	(12,998)	562
Effect of exchange rate changes	(1,148)	(6)
Cash and cash equivalents, beginning of period	68,457	42,979

Cash and cash equivalents, end of period	$54,311	$43,535

Supplemental Information Acquisition Related Expenses, Amortizations and Adjustments (Unaudited) (In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA).  Acquisition related expenses, amortizations and adjustments for the three and nine months ended September 30, 2013 and 2012 for both transactions are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets and other purchase accounting adjustments	$283	$305	$863	$1,167

NSN BBA acquisition
Amortization of acquired intangible assets	291	300	873	472
Amortization of other purchase accounting adjustments	235	666	987	1,718
Acquisition related professional fees, travel and other expenses	93	252	329	4,537

Subtotal	619	1,218	2,189	6,727

Total acquisition related expenses, amortizations and adjustments	902	1,523	3,052	7,894
Provision for income taxes	(302)	(496)	(1,015)	(2,660)

Total acquisition related expenses, amortizations and adjustments, net of tax	$600	$1,027	$2,037	$5,234

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and nine months ended September 30, 2013 and 2012:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenue (adjustments to deferred revenue recognized in the period)	$221	$497	$718	$1,151
Cost of goods sold	(57)	126	94	932

Subtotal	164	623	812	2,083

Selling, general and administrative expenses	101	258	375	4,180
Research and development expenses	637	642	1,865	1,631

Subtotal	738	900	2,240	5,811

Total acquisition related expenses, amortizations and adjustments	902	1,523	3,052	7,894
Provision for income taxes	(302)	(496)	(1,015)	(2,660)

Total acquisition related expenses, amortizations and adjustments, net of tax	$600	$1,027	$2,037	$5,234

Supplemental Information Stock-based Compensation Expense (Unaudited) (In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Stock-based compensation expense included in cost of sales	$118	$106	$334	$304

Selling, general and administrative expense	1,024	1,107	3,129	3,205
Research and development expense	1,034	1,138	3,053	3,274

Stock-based compensation expense included in operating expenses	2,058	2,245	6,182	6,479

Total stock-based compensation expense	2,176	2,351	6,516	6,783
Tax benefit for expense associated with non-qualified options	(307)	(313)	(924)	(916)

Total stock-based compensation expense, net of tax	$1,869	$2,038	$5,592	$5,867

Reconciliation of GAAP net income per share, diluted, to Non-GAAP net income per share, diluted (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

GAAP earnings per common share – diluted	$0.28	$0.15	$0.57	$0.68

Acquisition related expenses, amortizations and adjustments	0.01	0.02	0.03	0.08
Stock-based compensation expense	0.03	0.03	0.09	0.09
Gain on bargain purchase of business	-	-	-	(0.03)

Non-GAAP earnings per common share – diluted	$0.32	$0.20	$0.69	$0.82

CONTACT:
ADTRAN, Inc.
Jim Matthews, 256-963-8775
Senior Vice President/CFO
or
Investor Services/Assistance:
Gayle Ellis, 256-963-8220